SECURITIES AND EXCHANGE COMMISSION


                            Washington, D. C.  20549
                          _____________________________

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                April 16, 1997
                Date of Report (Date of earliest event reported)


                           Imagica Entertainment, Inc.
             (Exact name of registrant as specified in its charter)


             Florida
    (State or other jurisdiction    (Commission File      (IRS Employer
         of incorporation)              Number)         Identification No.)


                Post Office Box 2121, Ocala, Florida  34478-2121
           (Address of principal executive offices including zip code)

                                  (352) 867-7860
              (Registrant's telephone number, including area code)



                                Page 1 of 3 Pages

                              Exhibit Index (none)

   Item 1.   Changes in Control of Registrant

             (a) 1. On April 16, 1997, Barry Boyd gained control of Imagica Entertainment, Inc. (the "Corporation"), pursuant to the following transactions:

             In accordance with to a Stock Subscription Agreement, by and between the Corporation and Barry Boyd, Barry Boyd purchased four million (4,000,000) shares of common stock (the "Shares") of the Corporation for a purchase price of thirty-two cents ($.32) per share. The total consideration of One Million Two Hundred and Eighty Thousand Dollars ($1,280,000) is payable pursuant to a non-recourse promissory note delivered on April 16, 1997. Such promissory note bears interest at a rate of six percent (6%) per annum, with all principal and accrued but unpaid interest due and payable April 15, 2002. The promissory note was secured by a pledge of the Shares.

             Pursuant to and in consideration of his execution of an Employment Agreement with the Corporation, Barry Boyd was issued three million (3,000,000) shares of the Corporation's common stock.

             Under the terms of a Proxy, Power of Attorney and Option to Purchase, by and between Barry Boyd and Robert S. Wormser, Barry Boyd gained voting control of and a right of first refusal to purchase one million two hundred nine thousand (1,209,000) shares of the Corporation's common stock owned by Robert S. Wormser. The Proxy is irrevocable for a period of ninety days from the date of execution.

             Following such transactions, Barry Boyd owned 54% of the voting securities of the Corporation and controlled voting power over 63% of the voting securities of the Corporation. Control of the Corporation was assumed from Robert S. Wormser whose percentage ownership on the Corporation decreased from 24% to 11% and whose voting power fell from 24% to 2%.


                  2. In accordance with the terms of his Employment Agreement with the Corporation, Barry Boyd agreed to vote the shares of common stock in the Corporation owned or controlled by him to elect the following persons as directors of the Corporation:

             Barry Boyd;
             Shon Boyd;
             William J. White;
             Debra K. Boyd; and
             JoJanna L. Boyd

   Item 5.   Other Events.

             Pursuant to an Action of Directors of Imagica Entertainment, Inc. Taken Without a Meeting, dated April 16, 1997 (the "Action of the Board"), the Board of Directors of the Corporation was increased from two
   (2) to five (5) directors. Shon Boyd, Debra K. Boyd and JoJanna L. Boyd were elected as directors of the Corporation effective April 16, 1997, to fill the vacancies created by the increase in the number of directors on the Board.

             Effective at the close of business on Wednesday, April 16, 1997, Robert S. Wormser resigned as a director of the Corporation. Pursuant to the Action of the Board, Barry Boyd was elected as a director of the Corporation to fill the vacancy created by the resignation of Robert S. Wormser.

                                   Signatures

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 IMAGICA ENTERTAINMENT, INC.



                                 By:   /s/ William White
                                       William White, Vice President
   Date:  May 14, 1997